                                                                     EXHIBIT 1.3

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF WARRANTHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS ALSO RESTRICTED BY THAT CERTAIN UNDERWRITER'S WARRANT PURCHASE AGREEMENT DATED __________, 1997, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.



                            AMCOR CAPITAL CORPORATION


                         UNDERWRITERS' WARRANT AGREEMENT

 FOR THE PURCHASE OF _________ SHARES OF SERIES A 9% CONVERTIBLE PREFERRED STOCK

                      COMMON STOCK AND REDEEMABLE WARRANTS

                             AT $________ PER SHARE

                            DATED ____________, 1997



            This Underwriters' Warrant Purchase Agreement (the "Agreement") is made by and between AMCOR CAPITAL CORPORATION, a corporation organized under the laws of the State of Delaware (the "Company"), and Torrey Pines Securities, Inc., a California corporation (the "Holder") on behalf of the Underwriters, as defined below.

            The Company hereby issues to the Holder a purchase warrant (the "Warrant") for the purchase of an aggregate of_________________________________ (__________) shares of the Company's Series A 9% Convertible Preferred Stock (the "Underwriters' Shares"), subject to adjustment pursuant to Section 8 below. The Warrant is being issued pursuant to Section 2.d of the Underwriting Agreement, dated effective as of September 19, 1997 (the "Underwriting Agreement"), in connection with the Offering of the Company's Series A 9% Convertible Preferred Stock (the "Preferred Stock") as more particularly described in that certain Registration Statement filed on Form S-2 (Registration No. 333-28373) filed with the U.S. Securities and Exchange Commission on June 3, 1997, as amended ("Registration Statement"). The Underwriting Agreement is by and among the Company, the Warrantholder as representative of each of the Underwriters, and each Participating Dealer, if any, (as defined in the Underwriting Agreement) who expressly adopts and agrees to be bound by the terms of the Underwriting Agreement (the "Underwriters"). The Warrantholder, as the Representative of the Underwriters, is executing this Agreement for its own behalf and as the representative of the Underwriting Group (as defined in Subsection 1(d) hereof) who may be entitled to receive the Warrants pursuant to Subsection 1(d) hereof. Capitalized terms used, but not defined herein, shall have the meanings ascribed to such terms in the Underwriting Agreement.

            In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrant and the respective rights and obligations hereunder, the Company and the Holder, for value received, hereby agree as follows:

1.          FORM AND TRANSFERABILITY OF WARRANT

            (a) Certification. The Warrant (or Warrants should the Warrant be divided and/or assigned as provided herein) shall be numbered and shall be registered on the books of the Company when issued.

            (b) Form of Warrant. The text and the form of the Warrant Certificate shall be in the form of Exhibit A attached hereto and by this reference incorporated herein. The price per share as determined in accordance with the provisions of Section 7 hereof (the "Warrant Price") and the number of the Securities issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events, all as hereinafter provided in Section 8 hereof.

            The Warrant shall be executed on behalf of the Company by its president or a vice president, under its corporate seal reproduced thereon attested by its secretary or an assistant secretary. A Warrant bearing the signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual shall have ceased to hold such office prior to the delivery of such Warrant or did not hold such office on the date of this Agreement.

            The Warrant shall be dated as of the date of signature thereof by the Company either upon initial issuance or upon division, exchange, substitution or transfer.

            (c) Transfer. The Warrant shall be divisible and transferable only on the books of the Company maintained at its principal office in Coachella, California, or at the office of the Company's stock transfer agent, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant to the person entitled thereto.

            (d) Limitations on Transfer of Warrant. The Warrant shall not be sold, transferred, assigned, exchanged or hypothecated by the Holder, except to:
(i) an Underwriter or to a broker-dealer firm which has participated in the Offering as a participating dealer and has executed, and is not then in default of, its respective Participating Dealer Agreement regarding the Offering (the "Underwriting Group") and one or more persons, each of whom on the date of transfer is an officer (including officer-director) or partner of a member of the Underwriting Group or an officer (including officer-director) or partner of a successor to a member of the Underwriting Group; (ii) one or more persons, each of whom on the date of transfer is an officer (including officer-director) of a Holder or an officer (including officer-director) or partner of a successor to a Holder as provided herein; (iii) a partnership or partnerships, all of the partners of which



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

are a Holder and one or more persons, each of whom on the date of transfer is an officer (including officer-director) of a Holder or an officer (including officer-director) or partner of a successor to a Holder; (iv) a successor to a Holder through merger or consolidation; (v) a purchaser of all or substantially all of a Holder's assets; (vi) the stockholders of a Holder or the stockholders or partners of its transferee in the event of liquidation or dissolution; or
(vii) any person receiving the Warrant from one or more persons listed in this Subsection (d) at such person's or persons' death pursuant to will, trust or the laws of intestate succession. The Warrant may be divided or combined, upon request to the Company by the Holder, into a certificate or certificates representing the right to purchase the same aggregate number of Underwriters' Shares.

            (e) Exchange or Assignment of Warrant. Subject to Subsection 1(d), any Warrant certificate may be exchanged without expense for another certificate or certificates entitling the Holder to purchase a like aggregate number of Underwriters' Shares as the certificate or certificates surrendered then entitled such Holder to purchase. Any Holder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested. Any Holder desiring to assign a Warrant shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so assigned, with an instrument of assignment duly executed accompanied by proper evidence of assignment, succession or authority to transfer, funds sufficient to pay any transfer tax, and any other documents which the Company or its counsel may reasonably request, whereupon the Company shall, without charge, execute and deliver a new Warrant certificate in the name of the assignee named in such instrument of assignment and the original Warrant certificate shall promptly be canceled. The text and form of the request for assignment shall be substantially as set forth in Exhibit A attached hereto and by this reference incorporated herein.

            (f) Holder. Unless the context indicates otherwise, the term "Holder" shall include any transferee of the Warrant pursuant to Subsection 1(c), Subsection 1(d), Subsection 5, and Subsection 11(e) above, and the term "Warrant" shall include any and all Warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange, substitution, or transfer pursuant to this Agreement.

2.          TERMS AND EXERCISE OF WARRANTS

            Subject to the terms of this Agreement, the Holder shall have the right, at any time during the forty-eight (48) month period (the "Exercise Period") commencing on the first anniversary date of the effective date of the Offering (the "Exercise Date") and ending at 5:00 p.m., Pacific time, on the fifth anniversary date of the Exercise Date and shall be void thereafter (the "Warrant Expiration Date"), or if any such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonassessable Underwriters' Shares which the Holder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company, at its principal office in Coachella, California or at the office of the Company's stock transfer agent or at such other address as the Company may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company, of the certificate evidencing the Warrant to be exercised, together with the form of Election to Purchase included in Exhibit A duly completed and signed, and upon payment to the Company of the Warrant Price (as determined in accordance with the provisions of Section 7 and Section 8 hereof), for the



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

number of Underwriters' Shares with respect to which such Warrant is then exercised together with all taxes applicable upon such exercise. Payment of the aggregate Warrant Price shall be made in cash or by certified check or cashier's check, payable to the order of the Company.

            Upon such surrender of the Warrant certificate and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to the Holder in such name or names as the Holder may designate in writing, a certificate or certificates for the number of full Underwriters' Shares so purchased upon the exercise of the Warrant, together with cash, as provided in Section 9 hereof, with respect to any fractional Underwriters' Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Underwriters' Shares as of the close of business on the date of the surrender of the Warrant and payment of the Warrant Price, as aforesaid, notwithstanding that the certificates representing such Common Stock and/or Redeemable Warrants comprising the Underwriters' Shares, shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrant shall be exercisable, at the election of the Holder, either in full or from time to time in part, and, in the event that the certificate evidencing the Warrant is exercised with respect to less than all of the Underwriters' Shares specified therein at any time prior to the Warrant Expiration Date, a new certificate evidencing the remaining Underwriters' Shares shall be issued by the Company.

3.          MUTILATED OR MISSING WARRANT

            In case the certificate or certificates evidencing the Warrant shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the Holder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and in substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and date and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant, and of reasonable bond of indemnity, if requested, also satisfactory in form and amount and at the applicant's cost. Applicants for such replacement certificates agree to comply with other reasonable requirements of the Company and to pay such other reasonable charges as the Company may prescribe.

4.          RESERVATION OF UNDERWRITERS' SHARES

            There has been reserved, and the Company shall at all times keep reserved so long as the Warrant remains outstanding, out of its authorized Common Stock, such number of Shares of its Common Stock as shall be subject to purchase under the Warrant. Every transfer agent for the Common Stock issuable upon the exercise of the Warrant shall be irrevocably authorized and directed at all times to reserve such number of authorized Shares as shall be requisite for such purpose. The Company shall keep a copy of this Agreement on file with its transfer agent for the Shares of Common Stock issuable upon the exercise of the Warrant. The Company shall supply such transfer agent with duly executed stock and other certificates for such purpose and shall provide or otherwise make available any cash which may be payable as provided in Section 9 hereof.



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



5.          LEGEND ON WARRANT AND CERTIFICATE FOR UNDERWRITERS' SHARES

            Notwithstanding the provisions in Subsection 1(d) of this Agreement imposing limitations on the transfer of the Warrant, neither the Warrant nor the Underwriters' Shares shall be sold, transferred, pledged, issued in a name other than of the holder thereof or otherwise disposed except in compliance with the Securities Act of 1933, as amended (the "Act"). Each certificate evidencing the Warrant and each certificate for securities initially issued upon exercise of a Warrant, unless at the time of exercise such securities are registered with the Securities Exchange Commission (the "Commission"), under the Act shall bear the following legend:

            NO SALE, TRANSFER, PLEDGE OR OTHER DISPOSITION OF THIS CERTIFICATE OR THE SECURITIES PURCHASABLE HEREUNDER SHALL BE MADE EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED. TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS ALSO RESTRICTED BY THAT CERTAIN UNDERWRITERS' WARRANT PURCHASE AGREEMENT DATED __________________, 1997, A COPY OF WHICH IS AVAILABLE FROM THE ISSUER.

            Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public underwriting pursuant to a registration statement under the Act of the securities represented thereby) shall also bear the above legend unless, in the opinion of such counsel as shall be reasonably approved by the Company, the securities represented thereby need no longer be subject to such restrictions.

6.          PAYMENT OF TAXES

            The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the Warrant and the shares of Common Stock issuable upon the exercise thereof; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of the Warrant or such securities.

7.          WARRANT PRICE

            The price per share at which the shares of Common Stock shall be purchasable on the exercise of the Warrant (the "Warrant Price") shall be _________________________ dollars ($______) per Share (i.e. 120% of the Offering
Price of the Shares, subject to adjustment pursuant to Section 8 hereof.

8.          ADJUSTMENT OF WARRANT PRICE AND NUMBER OF UNDERWRITERS' SHARES

            The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

            (a) In case the Company shall (i) pay a dividend in Common Stock,
(ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its Common Stock other securities of the Company,



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

the number and kind of securities purchasable upon the exercise of the Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the number and kind of securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had the Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this Subsection (a) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

            (b) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of securities (calculated to the nearest full share) then purchasable upon the exercise of the Warrant or, if the Warrant is not then exercisable, the number of securities purchasable upon the exercise of the Warrant on the first date thereafter that the Warrant becomes exercisable; provided, however, that any adjustment which by reason of this
Section 8 is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

            (c) Whenever the number of the securities purchasable upon the exercise of the Warrant is adjusted as herein provided, the Warrant Price payable upon the exercise of the Warrant shall be adjusted by multiplying such Warrant Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of the securities purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of the securities so purchasable immediately thereafter.

            (d) For the purpose of this Section 8, the term "Common Stock" shall mean: (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement; or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 8, the Holder shall become entitled to purchase any securities of the Company other than the securities, thereafter the number of such other securities so purchasable upon the exercise of the Warrant and the Warrant Price of such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the securities contained in this Section 8.

            (e) Whenever the number of the securities purchasable upon the exercise of the Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Holder by first class mail, postage prepaid, notice of such adjustment and a certificate of a firm of independent certified public accountants selected by the board of directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of the securities purchasable upon the exercise of the Warrant or the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

            (f) In case of any reclassification, capital reorganization or other change in the outstanding shares of Common Stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of an issuance of Common Stock by way of dividend or other distribution, or of a subdivision or combination of the Common Stock for which an adjustment to the Warrant is made by reason of Subsection 8(a) hereof, or in case of any consolidation or merger of the Company with or into another corporation or entity (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any



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

reclassification or capital reorganization of the Company) as a result of which the holders of the Company's Common Stock become holders of other shares or securities of the Company or of another corporation or entity, or such holders receive cash or other assets, or in case of any sale or conveyance to another corporation of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Holder an agreement that the Holder shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon the exercise of the Warrant the kind and number of securities and property which it would have owned or have been entitled to have received after the happening of such reclassification, capital reorganization, change in the outstanding shares of Common Stock of the Company, consolidation, merger, sale or conveyance had the Warrant been exercised immediately prior to such action.

            The agreement referred to in this Subsection 8(f) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Subsection 8(f) shall similarly apply to successive reclassifications, capital reorganizations, changes in the outstanding shares of Common Stock of the Company, consolidations, mergers, sales or conveyances.

            (g) Except as provided in this Section 8, no adjustment with respect to any dividends shall be made during the term of the Warrant or upon the exercise of the Warrant.

            (h) No adjustments shall be made in connection with the public sale and issuance of Common Stock, or the options or warrants issued in connection therewith, or for any warrants or options outstanding on the date of this Agreement or for any Common Stock issuable upon the exercise of any such warrants or options.

            (i) Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of the Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in the Underwriters' Warrant initially issuable pursuant to this Agreement.

9.          FRACTIONAL INTEREST

            The Company shall not be required to issue fractional shares of Common Stock or upon the exercise of the Warrant. If any fraction of a Underwriters' Shares would, except for the provisions of this Section 9, be issuable upon the exercise of the Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the then current market price of the Company's Common Stock multiplied by such fraction. For purposes of this Agreement, the term "current market price" shall mean: (a) if the Common Stock is traded in the over-the-counter market and not on the American Stock Exchange (the "AMEX") or on any national securities exchange, the average between the per share closing bid and asked prices of the Common Stock for the 30 consecutive trading days immediately preceding the date in question, as reported by the AMEX or an equivalent generally accepted reporting service; or (b) if the Common Stock is traded on the AMEX or on a national securities exchange, the average for the 30 consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock on the AMEX or on the principal national stock exchange on which it is listed, as the case may be. The closing price referred to in clause (b) above shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices on the AMEX or on the principal national securities exchange on which the Common Stock is then listed, as the case may be.

10.         NO RIGHTS AS SHAREHOLDER; NOTICES OF HOLDER

            Nothing contained in this Agreement or in the Warrant shall be construed as conferring upon the Holder or its transferee any rights as a shareholder of the Company, either at law or in equity, including the rights to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or for any other matter. If, however, at any time prior to the Warrant Expiration Date and prior to the exercise of the Warrant, any action which requires an adjustment pursuant to Section 8 occurs, or a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety) is proposed, then the Company shall give notice in writing of such occurrence or proposal to the Holder, as provided in Section 13 hereof, at least 30 days prior to the date fixed as the record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, underwriting, subscription rights or other rights or for the determination of the shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or such date of closing the transfer books, as the case may be.

11.         REGISTRATION RIGHTS

            (a) Demand Registration. When so requested in writing at any time during the Exercise Period, but in no event after the fifth anniversary date of the effective date of the Offering, by the holder or holders then of record of more than 50% of the outstanding Warrant(s) and shares of Common Stock purchased upon the Exercise of a Warrant (the "50% Holders") if any, the Company shall, as promptly as practicable after receipt of such request, but in no event later than 90 days therefrom, prepare and file with the Commission a registration statement pursuant to Rule 415 promulgated under the Act on such form as may then be available to the Company, for the registration under the Act of a public offering by such 50% Holders of all or any portion of the common stock issuable (and issued, if any) upon the exercise of the Warrants (the "Underlying Securities").

            Within ten (10) days after receiving any such request, the Company shall give notice to any other holders of Warrants and any Underlying Securities advising them that the Company is filing such registration statement, and offering to include therein all or any portion of the Underlying Securities of such holders or the Warrants for Underlying Securities of a holder who desires to exercise and/or resell his or her Underlying Securities. The Company shall not be obligated to any such other holder unless such other holder shall accept such offer by notice in writing to the Company within thirty (30) days after the receipt thereof. The Company shall be required to file only one such registration statement hereunder, but shall use its best efforts to keep such registration statement effective for a period of not less than nine (9) months; provided, however, that the Company shall have no duty to file any amendment to any such registration statement at any time that the Company reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of the Company and its security holders. The registration rights of the holder shall not be extinguished if the registration statement is withdrawn for any reason. Notwithstanding any provision to the contrary, the Company's obligation to file a registration statement pursuant to this Subsection 11(a) shall not be satisfied unless and until the registration statement is declared effective by the Commission and it is effective for a period of at least nine (9) months following such effective date.

            The Company may include other of its securities in such registration statement, unless the underwriter of such offering reasonably advises the Company that the inclusion of such other securities will materially and adversely affect the underwriting of, or the market for, the Underlying Securities. The preparation and filing of the registration statement requested pursuant to this Subsection (a) shall be without any expense to such Holders (other than fees and expenses of counsel to such Holders and any underwriting discounts or commissions) for that one time only.

            (b) Piggyback Registration. In addition to the rights of the Holders pursuant to Subsection 11(a) above, if the Company shall at any time during the period commencing with the Exercise Date and ending with the Warrant Expiration Date, but in no event after the seventh anniversary date of the effective date of the Offering, prepare and file a registration statement under the Act with respect to the public offering of any of its securities (other than on Forms S-8, S-14 or S-15 or other similar form inappropriate to the registration of the Warrant or Underlying Securities), and pursuant to the then applicable rules and regulations under the Act a secondary offering of the Underlying Securities by a Holder may be combined with such public offering in a single registration, the Company shall in every such instance give reasonable written notice thereof to the Holders thirty (30) or more days prior to the filing of such registration statement, and shall upon the written request of a Holder made within fifteen
(15) days of the mailing of said written notice by the Company, include in such registration statement such number of Underlying Securities as the Holder may request. Any such registration statement shall remain effective for a period of not less than nine (9) months following its effective date; provided, however, that if the Holder defers the sale of its Underlying Securities pursuant to Subsection 11(c) below, then the Company shall keep such registration statement current for an additional period of ninety (90) days; provided further, that the Company shall have no duty to file any amendment to any such registration statement at any time that the Company reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of the Company and its security holders. The inclusion of such Underlying Securities in any registration statement shall be without any expense to the Holder, other than fees and expenses of counsel to the Holder and any underwriting discounts or commissions. Neither the delivery of such notice by the Company nor such request by the Holder shall in any way obligate the Company to file such registration statement, and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine not to offer the securities to which such registration statement relates, without liability to the Holder. In the event the Company fails to receive written notice from a Holder within fifteen (15) days of the mailing of said written notice by the Company, then the Company shall treat such failure as having the same force and effect as if such Holder had advised the Company that it does not intend to include any of its Underlying Securities in such registration statement. If a Holder shall advise or be deemed to have advised the Company of its intention not to include any of its Underlying Securities in such registration statement, then such Holder shall, for a period of ninety (90) days thereafter, refrain from demanding its rights pursuant to Subsection 11(a) hereof.

            (c) Notwithstanding the provisions of Subsection 11(b) hereof, if the offering subject to any registration statement referred to therein is made by the Company and is underwritten, and if the underwriter makes a written determination prior to the effectiveness of such registration statement and so requests and such request is based upon the opinion of the underwriter that the sale of the Underlying Securities to be registered on such registration statement by the Holder pursuant to Subsection 11(b) will materially and adversely interfere with such planned offering, then: (i) the Holder shall agree not to sell any Underlying Securities, whether pursuant to such registration statement or otherwise, for a period not to exceed ninety (90) days following the effective date of such registration statement, and the Company



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

shall, at the expiration of such ninety (90) day period, at its expense, maintain the currency of the registration statement and take such other steps as may be required to permit the Holder to sell Underlying Securities pursuant to such registration statement for an additional period of ninety (90) days following the expiration of such ninety (90) day period; provided, however, that the Company shall have no duty to file any amendment to any such registration statement at any time that the Company reasonably believes that disclosure of the information required to be included in such amendment would be premature or contrary to the best interests of the Company and its security holders; and (ii) the Holder shall agree that the Underlying Securities shall be sold through such underwriter in the same manner as the other securities that are the subject of the registration, and shall pay to such underwriter a commission in respect of such Underlying Securities at the same rate as the commission to be paid to such underwriter in respect of the other securities that are the subject of such registration.

            If securities are proposed to be offered for sale pursuant to such registration statement by other security holders of the Company, and the total number of securities to be offered by the Holder and any other selling security holders is required to be reduced pursuant to a request from the underwriter (which request shall be made only for the reasons and in the manner set forth above in this Subsection 11(c), then the number of Underlying Securities to be offered by all selling Holders pursuant to such registration statement shall equal the number that bears the same ratio to the maximum number of securities that the underwriter believes may be included for all the selling security holders (including the Holder) as the original number of Underlying Securities proposed to be sold by such Holder bears to the total original number of securities proposed to be offered by all selling Holders and any other selling security holders. In no event shall there be a reduction in the number of shares of any securities offered by the Company pursuant to the registration statement referred to in Subsection 11(b) hereof.

            (d) The Company shall use its best efforts to cause any registration statement covering all or any portion of the Underlying Securities to become effective as promptly as possible and, if any stop order shall be issued in connection therewith, to use its best efforts to obtain the removal of such order. The Company shall furnish the selling Holder with copies of preliminary prospectuses (together with any supplements thereto) and other documents necessary or incidental to the offering being made by each Holder in such quantities as each Holder may reasonably request. The Holders agree to cooperate in all respects with the Company in effectuating the foregoing. The obligations of the Company to the Holders hereunder are expressly conditioned on the timely furnishing in writing by each selling Holder to the Company of such information concerning the Holder and the terms of the Holder's proposed sale as the Company may reasonably request.

            (e) In connection with any registration of all or any portion of the Underlying Securities (and the Warrant, if applicable), the Company shall, without any expense to the Holder (other than fees and expenses of counsel to the Holder and any underwriting discounts or commissions), prepare and file such documents as may be necessary to register or qualify such Underlying Securities under the securities or blue sky laws of such states as the Holder shall reasonably request, and use its best efforts to do any and all other acts and things, consistent with its existing business practices, that may reasonably be necessary or advisable to enable the Holders to consummate a public sale in such states of such Underlying Securities; provided, however, that in connection with any registration statement filed pursuant to Subsection 11(b) hereof, the Company shall be required to make the Underlying Securities eligible for public offering and sale only in such states (including the District of Columbia) as any other securities of the Company included in such registration statement are eligible for public offering and sale. In no event shall the Company be obligated to qualify to do business in any state where it is not so qualified at the time of filing such documents or to take any action which would subject it to unlimited service of process in any state where it is not so subject at such time. The Company shall keep any such filing current for the time period it is obliged to keep any registration statement current pursuant to this Section 11.

            (f) Nothing herein shall be construed to require a Holder to exercise its Warrant with respect to any Underlying Securities which a Holder is entitled to require the Company to register pursuant to any provision of this
Section 11 prior to the effective date of the registration statement effecting such registration, and the Holders, at their election, to the extent permissible by law, may exercise such Warrant against payment of the proceeds of the sale of the registered Underlying Securities in the offering covered by such registration statement.

            (g) The provisions of this Section 11 and of Section 12 hereof shall apply to the extent provided herein if the Company chooses to file an offering statement under Regulation A promulgated under the Act.

            (h) The Company agrees that until the Underlying Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all materials required to be filed with the Commission in order to permit holders of the Underlying Securities, if they otherwise comply with the requirements of Rule 144, to sell Underlying Securities under such Rule.

12.         INDEMNITY AND CONTRIBUTION PROVISIONS

            The Company, the Representative, and each Participating Dealer hereby agree to the following indemnity provisions:

            (a) In the event of the filing of any registration statement with respect to the Warrant or the Underwriters' Shares pursuant to Section 11 hereof, the Company agrees to indemnify and hold harmless the Holder(s) and any person who controls any such person within the meaning of the Act, and each of their directors, officers, employees, and agents, against losses, claims, damages, or liabilities, joint and several, to which any such person, or any director, officer, employee, or agent, may become subject under the Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Subject to Subsection 12(c) hereof, the Company agrees to reimburse any legal or other expenses reasonably incurred by such Representative, each member of the selling group, and such controlling person, and each of their directors, officers, employees, and agents, in connection with the investigation or the defense of any such loss, claim, damage, liability, or action; provided, however, that the Company will not be liable under this Subsection 12(a), if such loss, claim, or liability arises out of or is based on an untrue statement or alleged untrue statement or omission or alleged omission made in the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder(s) specifically for use in preparation thereof. A person who controls the Holder(s) or any of their directors, officers, employees, or agents, will be covered by the indemnity agreement in this Subsection 12(a), for all such losses, claims, damages, liabilities, and expenses irrespective of whether they are based on the Act. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Holder agrees, jointly and severally, to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and any person who controls the Company within the meaning of the Act, against any losses, claims, damages, or liabilities to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, if such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of material fact contained in the Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case if, but only if, such untrue statement or alleged untrue statement or omission or alleged omission was made in the Prospectus in reliance upon and in conformity with written information concerning the Holder(s) furnished to the Company by or on behalf of the Holder(s) specifically for use in the preparation thereof. Subject to Subsection 12(c) hereof, the Representative and each Participating Dealer agrees, jointly and severally, to reimburse any legal or other expense reasonably incurred by the Company or such director, officer, or controlling person in connection with the investigation or the defense of any such loss, claim, damage, liability, or action. This indemnity agreement will be in addition to any liability which such person may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 12 of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 12. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action, any indemnified party shall have the right to retain its own counsel, but the fees and expense of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing legal defenses or interests between them. The indemnifying party shall not be liable for any settlement of any proceeding or claim effected without its written consent; but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (d) If the indemnification provided for in Subsection 12(a) or Subsection 12(b) hereof is for any reason, other than as specified in such sections, held by a court to be unavailable and the Company or the Holder(s) has been required to pay damages as a result of a determination by a court that the Prospectus contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Company shall contribute to the damages paid by the Holder(s) and such persons shall contribute to the damages paid by the Company (but in each case only to the extent that such damages arise out of or are based upon such untrue statement or omissions): (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder(s) on the other from the offering of the Securities; or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative fault of the Company and the Holder(s) in connection with statements or omissions which resulted in such damages, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Holder(s) shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bears to the total commissions received by the Holder(s) as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or Holder(s) and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. For purposes of this Subsection 12(d), the term "damages" shall include any legal or other expenses reasonably incurred by the Company or Holder(s) in connection with investigation or defending any action or claim which is the subject of the contribution provisions of this Subsection 12(d). Notwithstanding the provisions of this Subsection 12(d), the Warrantholder shall not be required to contribute any amount in excess of the amount by which the total Warrantholders' compensation received by it under the Underwriters' Agreement exceeds the amount of any damages which such Warrantholder has otherwise been required to pay by reason of any such untrue statements or omissions. No person adjudged guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not adjudged guilty of such fraudulent misrepresentation. Under this Subsection 12(d), the obligations of the Warrantholder(s) to contribute are several in proportion to their respective obligations and not joint.

            (e) The agreements contained in this Section 12 and the representations and warranties of the Company and the Holder in this Agreement shall remain operative and in full force and effect regardless of: (i) any investigation made by or on behalf of: (a) the Holder or any person controlling the Holder; or (b) the Company, any of its directors, officers or agents, or any person controlling the Company or any of its directors, officers or agents; (ii) acceptance of any Underwriters' Shares and payment therefor hereunder; and (iii) any termination of this Agreement.

13.         NOTICES

            (a) Notices. Except as otherwise expressly provided herein, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered personally, by first class, certified, or registered mail, by facsimile transmission, or by Federal Express or any other reputable overnight courier service addressed as set forth below (or in each case to such other address as the person to be notified may have requested in writing):

                                    If to the Company:

                                    AMCOR CAPITAL CORPORATION
                                    52-300 Enterprise Way
                                    Coachella, California 92236
                                    Attn: Fred H. Behrens

                                    With a copy to:

                                    Thomas E. Stepp, Jr., Esq.
                                    WHITE AND STEPP, LLP
                                    4100 Newport Place, Suite 800
                                    Newport Beach, California 92660

                                    If to the Warrantholder, to their
                                    Representative hereunder:

                                    Torrey Pines Securities, Inc.
                                    140 Marine View Drive, Suite 110
                                    Solana Beach, California 92075
                                    Attention:  Jack C. Smith
                                                President

                                    With a copy to:

                                    Bruce J. Rushall, Esq.
                                    RUSHALL & McGEEVER
                                    2111 Palomar Airport Road, Suite 200
                                    Carlsbad, California 92009

14.         PARTIES IN INTEREST

            Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Holder, and, to the extent expressed, any holder of any shares of Common Stock purchased upon the exercise of an Underwriters' Warrant, any person controlling the Company or the Holder or any holder of such securities, directors of the Company, nominees for directors (if any) named in the final prospectus, or officers of the Company who have signed the registration statement, any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the aforementioned parties.

15.         MISCELLANEOUS PROVISIONS

            (a) Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties included in Section 14 hereof shall bind and inure to the benefit of their respective executors, administrators, successors and assigns hereunder; provided, however, that the rights of the Holder shall be assignable only to those persons and entities specified in Subsection 1(d), hereof, in which event such assignee shall be bound by each of the terms and conditions of this Agreement.

            (b) Merger or Consolidation of the Company. The Company shall not merge or consolidate with or into any other corporation or sell all or substantially all of its property to another corporation, unless it complies with the provisions of Subsection 8(f), hereof.

            (c) Survival of Representations and Warranties. All statements contained in any schedule, exhibit, certificate or other instrument delivered by or on behalf of the parties hereto in connection with the transactions contemplated by this Agreement, shall be deemed to be representations and warranties hereunder. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive.

            (d) Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the state of California, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of conflict of laws.

            (e) Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California for the resolution of all legal disputes arising under the terms of this Agreement.

            (f) Entire Agreement. Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement.

            (g) Severability. If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

            (h) Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

            (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

"THE COMPANY"                          "THE WARRANTHOLDER"

AMCOR CAPITAL CORPORATION              TORREY PINES SECURITIES INC.,
a corporation organized under the      a California corporation
laws of the State of Delaware



By:                                    By:
   ---------------------------------      ----------------------------------



------------------------------------   -------------------------------------
Name and Title                         Name and Title